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                           EMPLOYMENT AGREEMENT RE:  FURRA

     THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into by and between Diversified Corporate Resources, Inc., a Texas corporation (herein referred to as the "Company"), and Douglas G. Furra (herein referred to as the "Executive").

                                 W I T N E S S E T H:

     WHEREAS, the Company desires to employ the Executive and the Executive desires to be employed by the Company; and

     WHEREAS, the purpose of this document is to set forth the terms and conditions of such employment.

     NOW THEREFORE, for and in consideration of the mutual advantages and benefits accruing respectively to the parties hereto, the mutual promises hereinafter made and the acts to be performed by the respective parties hereto, the Company and the Executive do hereby contract and agree as follows:

     1. EMPLOYMENT. The Company hereby employs the Executive as the Chief Financial Officer of the Company, and the Executive hereby accepts such employment, to perform the duties and render services as herein set forth. Such employment shall continue during the term of this Agreement.

     2. TERM. Except in the case of earlier termination as herein specifically provided, the Executive's employment with the Company pursuant to this Agreement shall be for a period of one (1) year beginning June 1, 1997 and ending May 31, 1998 (the "Initial Termination Date"). The parties agree that this Agreement shall automatically renew for a one (1) year period unless or until (a) the Agreement is terminated prior to the Initial Termination Date for some reason


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permitted hereunder, or (b) one of the parties hereto shall give written notice to the other at least one hundred and twenty (120) days prior to the Initial Termination Date.

     3. COMPENSATION. As base compensation for the services of Executive during the term hereof, the Company shall pay the Executive a salary at an annual rate of $99,600.00, plus such additional compensation, if any, which the Board of Directors of the Company (the "Board") may from time to time determine. Such annual salary shall be reviewed each year by the Compensation Committee of the Board and may be increased for the renewal period, but shall not be decreased. The Executive's salary hereunder shall be paid in equal semi-monthly installments (subject to reduction for such payroll and withholding deductions as may be required by law), and may be paid, in whole or in part, by one or more of the subsidiaries of the Company.

     In addition to the Executive's base salary, the Executive shall be entitled to each of the following during the term of this Agreement (at the Company's expenses unless otherwise indicated): (a) the right to participate in the Executive Bonus Plan, which shall entitle the Executive to such bonus awards as will be determined by the Compensation Committee and paid to the Executive by the Company, (b) an automobile allowance of not less than $400.00 per month (the obligation of the Company to pay this automobile allowance is understood to be contingent upon approval of the Compensation Committee of the Board), (c) health insurance coverage which shall provide for payment of health, dental and related expenses incurred during the term of this Agreement with respect to the Executive, the Executive's spouse and the Executive's children, and which shall contain such benefits and options as shall be made available to other employees of the Company, (d) the right to participate in any and all 401(k) plans and
Section 125 plans now in effect or hereafter adopted by the Company, (e) the right to all fringe benefits generally made available to other executives and/or employees of the Company (including, but not by way of


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limitation, disability benefits if and to the extent available) at the discretion of management of the Company or the Compensation Committee of the Board, (f) such vacation and sick leave as shall be permitted by the Company's standard policies for other senior executive employees of the Company, (g) options to purchase 30,000 shares of common stock (the "Common Stock") of the Company pursuant to the Company's Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), which option, shall be evidenced by a separate option agreement executed by the Executive and the Company, and
(h) additional options to purchase shares of Common Stock pursuant to the Stock Option Plan or other Company employee stock option plans as determined in the sole discretion of the Compensation Committee of the Board of Directors.

     4. DUTIES AND SERVICES. During the term of this Agreement, the Executive agrees to (a) do his utmost to enhance and develop the best interests and welfare of the Company, (b) give his best efforts and skill to advancing and promoting the growth and success of the Company, and (c) perform such duties or render such services as the Board of Directors of the Company may, from time to time, reasonably and lawfully confer upon or impose on the Executive. It is understood that the Executive shall report directly to the President of the Company.

     5.   TERMINATION.

          a. The Company may terminate the Executive's employment pursuant to this Agreement at any time for "cause" as herein defined. The term "cause" shall mean any of the following events: (i) the Executive's conviction or plea of guilty to a crime involving moral turpitude, (ii) any act of dishonesty or theft on the part of the Executive which involve the Company and which, in the opinion of the Board, is detrimental to the best interests of the Company, (iii) a material violation by the Executive of applicable laws (which for this purpose shall include


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     actions deemed by the Company's legal counsel to be unlawful or in violation of those securities laws and regulations applicable to the Company), any written policy of the Board, including the Company's policy statement relating to trading in Company securities by Company personnel, or the Company's employee handbook, (iv) the negligent performance by the Executive of the responsibilities of his position, or
     (v) the breach by the Executive in any material respect of any of the substantive terms of this Agreement.

          b. The Company may terminate the Executive as an employee of the Company at any time during the term of this Agreement, subject to Paragraph 6.

          c. The Executive may terminate his employment with the Company at any time by giving ninety (90) days' written notice to the Company.

          d. The Executive's employment by the Company shall automatically terminate on the date of the Executive's death if the Executive dies during the term of this Agreement.

          e. If the Executive is incapacitated by an accident, sickness or otherwise, so as to render him mentally or physically incapable of performing the services required of him pursuant to this Agreement, Executive's employment by the Company shall terminate thirty (30) days after the day on which the Board determines that the Executive is so disabled and that this Agreement should be terminated by reason of such disability. Notwithstanding the foregoing, the Executive shall be notified in writing if the Company determines that the Executive is disabled due to mental or physical health; in such event, the Executive shall have the right to contest any determination of disability by the Company. In the event


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     that the Executive does contest such determination, such matter shall be resolved by arbitration pursuant to this Agreement.

          f. Upon termination of employment for any reason hereunder, the Executive shall be entitled to receive any base compensation that has been earned by him through the date of termination.

     6.   SEVERANCE AND OTHER PAYMENTS.

          a. If the Executive's employment pursuant to this Agreement is terminated by the Executive, terminated by the Company for "cause" (as herein defined) or terminated due to the death or disability (as determined pursuant to Paragraph 5(e) of this Agreement) of the Executive, the Company shall not be obligated to pay or provide any severance compensation or benefits to the Executive.

          b. If the Executive's employment with the Company is terminated without "cause" by the Company during the term of this Agreement, the Company agrees to pay to the Executive an amount equal to the Executive's then-current annual base compensation, payable over a one year period. Notwithstanding the foregoing, the parties acknowledge and agree that if such termination is subsequent to the Initial Termination Date, the following shall be applicable: (i) the amount of monthly compensation required to be paid by the Company to the Executive shall be reduced by the amount of monthly compensation payable to the Executive by any one or more entities with which the Executive is employed, and/or the amount of net self-employment income earned by the Executive during the month involved, and (ii) the Executive shall use reasonable efforts to secure employment


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     within the area of accounting and at a level of controller or better (if the employment is not in the public accounting area) or manager or better (if the employment is in the public accounting area), and/or generate net self-employment income, to minimize or eliminate the Company's obligation to pay severance compensation to the Executive.

          c. If the Executive's employment is terminated during the term of this Agreement, for any reason other than cause, the Executive shall be entitled to receive a pro rata share (based upon the number of months employed during the calendar year in which employment with the Company is terminated) of any bonus or incentive compensation which the Executive would otherwise have been entitled to receive had he remained employed for the entirety of the calendar year involved.

     7. WORKING CONDITIONS. The Company will provide the Executive with a private office and secretarial services.

     8. TRAVEL AND ENTERTAINMENT. The Executive is authorized to incur reasonable business expenses on behalf of the Company, including, but not by way of limitation, expenditures of entertainment, gifts and travel; if any expenses are of a kind or a cost in excess of the written policies established by the Board, such expenses must be expressly authorized by the Board. The Company agrees to reimburse the Executive for all such expenses upon the Executive's presentation of an itemized account of such expenditures. In addition to the foregoing, the Executive is entitled to incur, and to be reimbursed by the Company, various and sundry fees, costs and expenses in connection with the Executive continuing to be licensed in Texas as a Certified Public Accountant.


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     9.   NON-SOLICITATION AGREEMENT.  In the event that the termination of employment of the Executive pursuant to this Agreement is effectuated by the Executive electing to terminate his employment pursuant to this Agreement, or by Company for "cause" (as herein defined), the Executive agrees that the Executive shall not, for a one year period of time following the date of termination of this Agreement, (a) solicit for employment or hire any individual who was an executive or employee of the Company, or any of its affiliates, at the date of termination of this Agreement or at any time within the twelve (12) months preceding the date of termination of this Agreement, or (b) solicit the staffing and/or recruiting business of any person or entity who is or was a customer, client, agent or representative of the Company, or any of its affiliates, at the date of termination of this Agreement, or at any time during the twelve (12) months preceding the date of termination of this Agreement. The covenants and agreements set forth in this Section 9 shall survive the termination of this Agreement.

     10. NOTICES. All notices or other instruments or communications provided for in this Agreement shall be in writing and signed by the party giving same and shall be deemed properly given if delivered in person, including delivery by overnight courier, or if sent by registered or certified United States mail, postage pre-paid, addressed to such party at the address listed below. Each party may, by notice to the other party, specify any other address for the receipt of such notices, instruments or communications. Any notice, instrument or communication sent by telegram shall be deemed properly given only when received by the person to whom it is sent.

     11.  MISCELLANEOUS.

          a. Subject to the condition that this Agreement is not assignable by either party without the prior written consent of the other party (except that the Company may assign this Agreement to any of its affiliates), the terms and


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     provisions of this Agreement shall inure to the benefit of, and shall be binding on, the parties hereto and their respective heirs, representatives, successors and assigns.

          b. This Agreement supersedes all other agreements, either oral or in writing, between the parties to this Agreement, with respect to the employment of the Executive by the Company. This Agreement contains the entire understanding of the parties and all of the covenants and agreement between the parties with respect to such employment. Any such prior agreements are hereby terminated without obligation for any payments otherwise due thereunder. No waiver or modification of this Agreement or of any covenant, condition or limitation herein contained shall be valid, unless in writing and duly executed by the party to be charged therewith, and no evidence of any waiver or modification shall be offered or received in evidence of any proceeding, arbitration, or litigation between the parties hereto arising out of or affecting this Agreement, or the rights or obligations of the parties hereunder, less such waiver or modification is in writing, duly executed as aforesaid, and the parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

          c. All agreements and covenants contained herein are severable and in the event any of them, with the exception of those contained in
     Section 1 hereof, shall be held to be invalid, as written pursuant to the arbitration or judicial proceedings provided for in this Agreement, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.


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          d.   Any controversy between the parties to this Agreement
     involving the construction or application of any of the terms, covenants, or conditions of this Agreement shall be submitted to arbitration in Dallas County, Texas, if either party to this Agreement shall request arbitration by notice in writing to the other party. In such event, the parties to this Agreement shall, within thirty (30) days after this Paragraph 11(c) is invoked, both appoint one person as an arbitrator to hear and determine the dispute, then the two arbitrators so chosen shall, within fifteen (15) days, select a third impartial arbitrator; the majority decision of the arbitrators shall be final and conclusive upon the parties to this Agreement. The decision of the arbitrators shall be rendered as soon as reasonably possible. Each party to the arbitration proceedings conducted pursuant to this Agreement shall bear his or its own expenses, except that the expenses of the arbitrators shall be borne equally by the Company and the Executive.

          e. In the event of any litigation between the parties related to the compliance with the terms and conditions of this Agreement, the parties hereto acknowledge and agree that (i) such litigation proceedings must be held in Dallas County, Texas, and (ii) the prevailing party in such litigation proceedings shall be entitled to recover, from the non-prevailing party, reasonable attorneys' fees and expenses incurred in connection with the dispute involved.

          f. This Agreement has been made under and shall be governed by the laws of the State of Texas.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of
June 1, 1997.

                                        COMPANY:

                                        DIVERSIFIED CORPORATE RESOURCES, INC.


                                        By: /s/ M. Ted Dillard
                                           -----------------------------------
                                        Name:   M. Ted Dillard
                                             ---------------------------------
                                        Title:  President
                                              --------------------------------

                                        Address:  12801 North Central Expressway
                                                  Suite 350
                                                  Dallas, Texas 75243


                                        /s/ Douglas G. Furra
                                        --------------------------------------
                                        Douglas G. Furra

                                        Address: 4211 Firebrick Ln.
                                                ------------------------------
                                                 Dallas, Texas 75287
                                                ------------------------------









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